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                                                                    EXHIBIT 99.2

                            FORM OF AGILE PROXY CARD

                                (Form of Proxy)


                          AGILE SOFTWARE CORPORATION

          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - __________, 2001

          (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AGILE)

     The undersigned stockholder of Agile Software Corporation hereby appoints __________, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Special Meeting of Stockholders of Agile Software Corporation to be held at _____ a.m., local time, on __________, 2001, at _____________________________-.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 3 SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

1. ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION BY AND AMONG ARIBA, INC., SILVER MERGER CORPORATION AND AGILE SOFTWARE CORPORATION AND APPROVAL OF THE MERGER.

     [  ] FOR            [  ] AGAINST                   [  ] ABSTAIN

2. GRANTING THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

     [  ] FOR            [  ] AGAINST                   [  ] ABSTAIN

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

     Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

     Receipt of the joint proxy statement/prospectus dated __________, 2001 is hereby acknowledged.


                                 ----------------------------------------------
                                 Name(s) of Stockholder


                                 ----------------------------------------------
                                 Signature(s) of Stockholder


                                 Dated:  ___________________, 2001